Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101553, 333-107443 and 333-115506) pertaining to the 2002 Stock Incentive Plan, 2002 Employee Stock Purchase Plan, 2000 Stock Incentive Plan, Parthus Technologies 2000 Share Incentive Plan, Chicory Systems, Inc. 1999 Employee Stock Option /Stock Issuance Plan, and 2003 Director Stock Option Plan of CEVA Inc. (formerly ParthusCeva, Inc.) and its subsidiaries of our reports dated March 14, 2006, with respect to the consolidated financial statements and financial statement schedule of CEVA, Inc. and its subsidiaries, CEVA Inc. and its subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CEVA, Inc. and its subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2005.

/ s / KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel
March 14, 2006